News from

Buckeye

FOR IMMEDIATE RELEASE
                                                Contact:                                   Steve Dean
                                                                                                            Sr. Vice President
and Chief Financial Officer
901-320-8352
Daryn Abercrombie
Investor Relations
901-320-8908
Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES FIRST QUARTER FISCAL 2009 EARNINGS RESULTS SCHEDULE

MEMPHIS, TN October 9, 2008- Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, October 29, 2008 at 10:00 a.m. Central (11:00 Eastern) to discuss first quarter fiscal 2009 results.

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  Supplemental material for this call will be available on these websites.  The replay will be archived on these websites through November 22, 2008.

In addition, persons interested in listening by telephone may dial in at (877) 795-3635 within the United States.  International callers should dial (719) 325-4751. Participants should call no later than 9:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.
The passcode is 5065394.  This replay will be available until midnight November 11, 2008.

A press release will be issued via Business Wire after the market closes on October 28.
If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.